As filed with the Securities and Exchange Commission on November 16, 2011
Registration No. 333-172314

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Post-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

ENERGY SERVICES OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

_______________

Delaware	6770	20-4606266
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2450 First Avenue, Huntington, West Virginia 25703
(304) 528-2791
(Address, including zip code, telephone number,
including area code, of registrant’s principal executive offices)
_______________

Copies of all correspondence to:

Marshall T. Reynolds	Alan Schick, Esq.
Chairman of the Board and	Luse Gorman Pomerenk & Schick, P.C.
Chief Executive Officer	5335 Wisconsin Avenue, N.W.
Energy Services of America Corporation	Suite 780
2450 First Avenue, Huntington, West Virginia 25703	Washington, D.C. 20015
(304) 528-2791	(202) 274-2000
(304) 528-2762-Facsimile	(202) 362-2902 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                          ☐                                Accelerated filer                                                       ☐
Non-accelerated filer                                            ☐                                Smaller reporting company                                    ☒
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee
Warrants	3,076,923 warrants	(1)	$0.42	(4)	1,292,308	(4)	150
Common Stock, $0.0001 par value per share	3,076,923 shares	(2)(3)	$5.00	(5)	$15,384,615	(5)	$1,787
Total					$16,676,923		$1,937*

(1)	Represents warrants issued in a private placement to certain insiders of the Registrant in August, 2006 prior to the offering on the Registrant’s Registration Statement No. 333-133111.
(2)
Represents shares of common stock issuable upon the exercise of warrants issued in a private placement to certain insiders of the Registrant in August, 2006 prior to the offering on the Registrant’s Registration Statement No. 333-133111.  Shares of common stock issued to persons who purchase warrants from the selling shareholders are offered by, and will be issued by, the Registrant.

(3)
In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average high and low sales prices of the warrants on the Nasdaq Global Market on March 21, 2011.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the exercise price of the warrants that the shares of common stock underlie.

(6)
A registration fee of $1,787 was paid with the initial filing of this registration statement, and a registration fee of $150 was paid with the filing of Amendment No. 1 to this registration statement.  The registration fee was calculated in accordance with Rule 457(c) under the Securities Act.

*Previously paid.

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering the following securities heretofore registered and offered by Energy Services of America Corporation (the “Company”) pursuant to the terms of the Prospectus dated April 13, 2011.

•
3,076,923 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).  All 3,076,923 Warrants were properly tendered and not withdrawn and accepted by the Company pursuant to an exchange offer that closed on September 28, 2011(the “Exchange Offer”).

•	3,076,923 shares of Common Stock. All 3,076,923 shares of Common Stock are no longer issuable upon the exercise of Warrants because the Warrants were accepted by the Company in the Exchange Offer.

Because there are no longer any Warrants or shares of Common Stock available for offer or sale pursuant to the Prospectus, the Company requests deregistration of 3,076,923 Warrants and 3,076,923 shares of Common Stock pursuant to this Registration Statement as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of West Virginia, on this 16th day of November, 2011.

ENERGY SERVICES OF AMERICA CORPORATION

By:	/s/ Edsel R. Burns
Edsel R. Burns
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

By:	/s/ Edsel R. Burns	Chief Executive Officer (Principal Executive Officer)	November 16, 2011
Edsel R. Burns

By:	/s/ Larry A. Blount	Chief Financial Officer, Treasurer/Secretary	November 16, 2011
	Larry A. Blount	(Principal Financial and Accounting Officer)

By:	/s/ Marshall T. Reynolds	Chairman of the Board	November 16, 2011
Marshall T. Reynolds

By:	/s/ Jack R. Reynolds	Director	November 16, 2011
Jack R. Reynolds

By:	/s/ Neal W. Scaggs	Director	November 16, 2011
Neal W. Scaggs

By:	/s/ Joseph L. Williams	Director	November 16, 2011
Joseph L. Williams

By:		Director	November 16, 2011
Richard M. Adams, Jr.

By:	/s/ Keith F. Molihan	Director	November 16, 2011
Keith F. Molihan

By:	/s/ Douglas V. Reynolds	Director	November 16, 2011
Douglas V. Reynolds

By:		Director	November 16, 2011
Eric Dosch

By:	/s/ Nester S. Logan	Director	November 16, 2011
Nester S. Logan

By:	/s/ Samuel G. Kapourales	Director	November 16, 2011
Samuel G. Kapourales

By:	/s/ James Shafer	Director	November 16, 2011
James Shafer